Exhibit 10.1

STOCK PURCHASE AGREEMENT

AGREEMENT dated April 20,2009 between Juan Carlos Espinosa, and Torre Advanced 099, Piso 6 Calle Ricardo Arias, Apto 10701 El Dorado, Panama, Rep de Panama as agent for undisclosed principals (hereinafter the “Buyer”) and Michael Trumper and Ryan Lockhart (hereinafter collectively, the “Sellers”), the stockholders of Park and Sell Corporation, a Nevada corporation (hereinafter the “Company”).

This Agreement sets forth the terms and conditions upon which the Sellers are today selling to the Buyer, and the Buyer is today purchasing from the Sellers 5,000,000 shares of capital stock, par value $0.00001 per share, representing 72.20% of the issued and outstanding shares of capital stock of the Company (hereinafter the “Shares”).

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I. SALES OF THE SHARES.

1.01 Shares being Sold. Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, and delivering the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the “Closing”), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02 Consideration. At the Closing, the Buyer is delivering to the Sellers $100,000 in certified funds, official bank check or wired funds.

1.03 Closing. The Closing of the transactions provided for in Section 1.04 and 1.05 is taking place at 21 Chaparral Bay S.E, Calgary, AB T2X 3P5 simultaneously with the execution and delivery of this Agreement.

1.04 Delivery by the Sellers. At the Closing, the Sellers are delivering to the Buyer (i) certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, with all necessary transfer tax stamps attached, and (ii) all contacts, books, and records of the Company not previously delivered.

1.05 Delivery by the Buyer. At the Closing the Buyer is delivering to the Seller the payment provided for in Section 1.02 hereof.

II. RELATED TRANSACTIONS.

2.01 Finder. Sellers and Buyer acknowledge that there no finder(s) with respect to the transaction contemplated herein.

2.02 Expenses of the Offering. Buyers shall be responsible for paying all expenses of the public offering of the Company including but not limited to filing fees, legal fees, accounting fees, escrow agent fees, printing expenses, certificate engraving fees and transfer agent fees.

2.02 No Dissent. The Sellers shall not dissent with respect to any acquisition proposed by the Company.

2.03 Resignations and appointments. At the Closing, all of the current directors and officers of the Company shall deliver their resignations. Effective immediately Juan Carlos Espinosa shall be appointed President and sole director.

III. REPRESENTATIONS AND WARRANTIES BY THE SELLERS.

The Sellers hereby jointly and severally represent and warrant as follows:

3.01 Organization, Capitalization, etc.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state.

(b) The authorized capital stock of the Company consists of 200,000,000 shares, par value $0.00001 per share, 6,920,000 of which are validly issued and outstanding, fully paid and nonassessable. All of the shares owned by the Sellers are owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature. The Sellers have the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. The Buyer acknowledges that the Shares being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “Act”). There are no outstanding options or other agreements of any nature whatsoever relating to the issuance by the Company of any shares of its capital stock.

(c) The Company has the corporate power and authority to carry on its business as presently conducted.

3.02 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers is bound.

3.03 Financial Statement. The Sellers have delivered to the Buyer the balance sheet of the Company as at February 28, 2009 prepared by Manning Elliot. That balance sheet is true and correct and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

3.04 Tax Returns. The Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are not liens upon any of the Company’s property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company. Attached hereto as Exhibit 2 are true and current copies of such taxes returns.

3.05 Title to Properties; Encumbrances. The Company has good and marketable title to all of its assets, real and personal, tangible and intangible, including without limitation the properties and assets reflected in the March 31, 2009, balance sheet of the Company. All such assets reflected in that balance sheet have a fair market or realizable value at least equal to the value thereof as reflected upon the balance sheet, and they are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge of whatsoever nature.

3.06 Accounts Receivable. All accounts receivable of the Company, whether reflected in the Company’s February 28, 2009 balance sheet or otherwise, represent sales actually made in the ordinary course of business and the reserve for uncollectibility of receivables as reflected in the aforesaid balance sheet is adequate and was calculated in a way consistent with past practice. There are not now any questions, controversies, or disputes relating to any accounts receivable of the Company.

3.07 Undisclosed Liabilities. Except to the extent reflected or reserved against in the February 28, 2009, balance sheet of the Company, the Company as of that date had no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due. Further, the Sellers do not know or have any reasonable ground to know of any basis for the assertion against the Company of any liability or obligation as of February 28,2009, of any nature or in any amount not fully reflected or reserved against in the February 28, 2009 balance sheet. The Company had no accounts payable at the date hereof.

3.08 Absence of Certain Changes. The Company has not since February 28, 2009:

(a) Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b) Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c) Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in the Company’s February 28, 2009 balance sheet or liabilities incurred since February 28,2009, in the ordinary course of business and consistent with past practices;

(d) Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e) Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended December 31, 2008;

(f) Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g) Made any capital expenditures or commitments in excess of $1,000 for additions to property, plant or equipment;

(h) Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i) Made any material change in any method of accounting or accounting practice.

3.09 Litigation. There are no actions, proceedings, or investigations pending or, to the knowledge of the Company or the Sellers, threatened against the Company, and neither the Company nor the Sellers know or have any reason to know of any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.10 Disclosure. The Sellers have disclosed to the Buyer all facts material to the assets, prospects, and business of the Company. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

3.11 SEC Filings. The Company has filed on a timely basis all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the “SEC”).

3.12 Legend. The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”), as amended, or any other applicable federal or state securities acts; and are ‘restricted securities’ as defined by Rule 144 of the Act. The shares may not be transferred, sold or otherwise disposed of unless: (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of counsel for the Company that no violations of any securities acts will be involved in any transfer,” and

3.13 Holding Period. If the Shares represented by these Certificates have been held for a period of at least two (2) years and if Rule 144 of the Act is applicable (there being no representations by the Company or the Sellers that Rule 144 is applicable), then the Buyer may make sales of the Shares only under the terms and conditions prescribed by Rule 144 of the Act.

IV. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

4.01 Organization, etc. The Buyer is a resident of Panama.

4.02 Authority. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by the Buyer’s undisclosed principals.

4.03 No Violation. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of Nevada law.

4.04 Representations Regarding the Acquisition of the Shares.

(a) The undersigned buyer understands that the SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES;

(b) The Buyer is not an underwriter and is acquiring the Seller’s Shares solely for investment for the account of undisclosed principals and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

(c) The Buyer understands the speculative nature and risks of investments associated with the Company and confirms that the Shares are suitable and consistent with his or her investment program and that his or her financial position enables him or her to bear the risks of this investment; and that there may not be any public market for the Shares subscribed for herein;

(d) The Shares subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company and the prior opinion of counsel for the Company that such disposition will not violate federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gibing, and any form of conveying, whether voluntary or not;

(e) To the extent that any federal, and/or state securities laws shall require, the Buyer hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets;

(f) The Company or the Sellers are under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of the Company or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Buyer herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available;

(g) The Buyer has had the opportunity to ask questions of the Company and the Seller and receive additional information from the Company and the Sellers to the extent that the Company and the Sellers possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company. Further, the Buyer has been given: (1) All material books and records of the Company; (2) all material contracts and documents relating to the proposed transactions; and, (3) an opportunity to question the Sellers and the appropriate executive officers;

(h) The Seller has satisfied the suitability standards imposed by Nevada laws. The Shares being acquired from the Sellers have not been registered under federal or state laws. The Buyer acknowledges that the Sellers may not have complied with Nevada laws in seeking an exemption from the transactions contemplated by this Agreement. Accordingly, the Buyer waives any and all rights, claims or causes of action they may have against the Sellers and the Company under the laws of Nevada as a result of the Sellers’ failure to comply with applicable securities laws.

V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

5.02 Indemnification. The Sellers, jointly and severally, agree to indemnify the Buyer and hold it harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys’ fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the Buyer resulting from a breach of any agreement, representation, or warranty of the Sellers. Assertion by the Buyer of its right to indemnification under this Section 5.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Sellers.

VI. MISCELLANEOUS.

6.01 Expenses. All fees and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

6.02 Further Assurances. From time to time, at the Buyer’s request and without further consideration, the Sellers, at their own expense, will execute and transfer such documents and will take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Washington, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in Spokane County, Washington.

6.07 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Sellers:	Michael Trumper
21 Chaparral Bay S.E
Calgary, Ab T2X 3P5

Ryan Lockhart
21 Chaparral Bay S.E
Calgary, AB T2X 3P5

If to the Buyer:	Juan Carlos Espinosa
Torre Advanced 099
Piso 6 Calle Ricardo Arias
Apto 10701 El Dorado, Panama

6.08 Agent. Sellers hereby authorize and direct Securities Transfer Corp to act as their agent in connection with the disbursement of the moneys set forth above and direct the Buyer to issue its check and deliver said funds to the Sellers’ agent, Securities Transfer Corp.

6.09 Effect. In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.11 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Sellers and the Buyer, on the date first above written.

BUYER:

/s/ Juan Carlos Espinosa

SELLERS:

/s/ Michael Trumper

/s/ Ryan Lockhart